Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Terry Sanford
Carriage Services, Inc.
713-332-8400

	Investors:	Alexandra Tramont/Matt Steinberg
FTI Consulting, Inc.
(212) 850-5600

CARRIAGE SERVICES ANNOUNCES 2012 FIRST QUARTER RESULTS

RAISES FOUR QUARTER OUTLOOK

HOUSTON –May 1, 2012 – Carriage Services, Inc. (NYSE: CSV) today announced record quarterly results for the quarter ending March 31, 2012.

Mel Payne, Chief Executive Officer, stated, “After rolling out an updated Funeral Standards Operating Model together with a new long term incentive plan simultaneously with execution of a major management reorganization in November 2011, we themed 2012 as Carriage Services 2012 – A NEW BEGINNING and challenged our entire organization to make 2012 a breakout performance year for our company. Notwithstanding one of the most difficult industry environments on record, our employees responded with a performance in the first quarter that can only be described as phenomenal. We achieved records in Total Revenue, Total Funeral Field EBITDA, Total Field EBITDA, Adjusted Consolidated EBITDA, Adjusted Consolidated EBITDA Margin, and Adjusted Net Income and EPS. All of our leaders, but especially our Managing Partners, Sales Managers and local staff, displayed with their performance what our Mission of Being the Best is all about.”

HIGHLIGHTS OF THE 2012 FIRST QUARTER:

•	Total Revenue of $52.3 million, an increase of 3.2%;

•	Total Acquisition Funeral Field EBITDA of $2.5 million, an increase of 208%;

•	Total Acquisition Funeral Field EBITDA Margin of 38.9%, an increase of 1,260 basis points;

•	Total Funeral Field EBITDA of $15.5 million, an increase of 19.0%;

•	Total Funeral Field EBITDA Margin of 39.9%, an increase of 480 basis points;

•	Total Field EBITDA of $21.4 million, an increase of 11.2%;

•	Total Field EBITDA Margin of 41.0%, an increase of 300 basis points;

•	Total Adjusted Consolidated EBITDA of $16.0 million, an increase of 9.5%;

•	Total Adjusted Consolidated EBITDA Margin of 30.5%, an increase of 180 basis points;

•	Total GAAP EPS of $0.23, an increase of 28%; and

•	Total Adjusted EPS of $0.29, an increase of 26%.

The record 2012 first quarter performance was driven by record high Field EBITDA Margins in our funeral business portfolio, funeral business acquisitions and a continued strong GAAP and Non-GAAP contribution from our trust portfolios. The revenue increase of $1.6 million was comprised of a $3.3 million increase in Funeral Acquisition Revenue, offset by a $1.7 million or 4.9% decline in our Same Store Funeral Revenue.

After Bill Heiligbrodt joined the Company full time in September 2011, he and his team of corporate development and analytical specialists revised our Strategic Acquisition Model to more effectively and efficiently screen and assess both quantitatively and qualitatively our growing pipeline of acquisition candidates. As a result, the three funeral business acquisitions made since mid-December have all been high quality, dominant franchises in their local markets which were closed quickly and fully integrated into our Standards Operating Model almost from the date of closing, thereby contributing substantially to the first quarter increase of 208% in Acquisition Funeral Field EBITDA and the increase of 1,260 basis points in Acquisition Funeral EBITDA Margin.

The combination of a 480 basis point increase in our Total Funeral Field EBITDA Margin and $3.3 million increase in Funeral Acquisition Revenue produced an increase in Total Field EBITDA of $2.2 million, which was 38% greater than the Total Revenue increase of $1.6 million. The broad and strong execution of our Funeral Standards Operating Model was a remarkable achievement considering that same store funeral cremation rates increased 190 basis points and same store volumes were down 6.2% because of the low death rate environment. The record Adjusted Consolidated EBITDA Margin of 30.5% was only the second time the cash earning power of our company has exceeded 30% during a quarter, the first being the second quarter of 2011 when we recognized substantial gains in our trust funds during the first seven months of last year.

GAAP diluted earnings per share for the quarter was $0.23, up 28% from 2011, while Adjusted EPS was $0.29, up 26% from 2011. Adjusted EPS this quarter excludes $1.0 million of Special Items of expense equivalent to 3.3¢ per share related to acquisitions, severance costs and non-recurring legal matters, and includes Withdrawable Trust Income of $0.7 million equivalent to 2.3¢ per share. Our Adjusted Net Income of $5.2 million was another milestone achievement, as this performance metric for the first time equaled 10% of Total Revenue.

Withdrawable Trust Income was higher last year because of $7.6 million in realized equity and fixed income gains in the first quarter of 2011 following almost $30 million of realized gains in 2010, creating substantially over-funded amounts in certain cemetery merchandise and service trusts compared to state mandated amounts. During the first quarter of 2012 and for the foreseeable future Withdrawable Trust Income will result primarily from substantial, recurring income from our discretionary trust portfolio, which will make this continuing and substantial Non-GAAP (Adjusted) source of revenue and earnings more predictable. As of March 31, 2012, our discretionary trust portfolio is comprised of 80% in investment grade and high yield fixed income securities, 1% cash and only 19% in a small group of core equities.

NON- GAAP UNAUDITED INCOME STATEMENT

Period Ended March 31, 2012

($000’s)

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2012
Same Store Contracts
Atneed Contracts	5,162	4,911
Preneed Contracts	1,434	1,279

Total Same Store Funeral Contracts	6,596	6,190
Acquisition Contracts
Atneed Contracts	716	1,240
Preneed Contracts	139	188

Total Acquisition Funeral Contracts	855	1,428

Total Funeral Contracts	7,451	7,618

Funeral Operating Revenue
Same Store Revenue	$34,085	$32,424
Acquisition Revenue	3,077	6,404

Total Funeral Operating Revenue	$37,162	$38,828

Total Cemetery Operating Revenue	$9,556	$9,404
Financial Revenue
Preneed Funeral Commission Income	$473	$451
Preneed Funeral Trust Earnings	1,473	1,719
Cemetery Trust Earnings	1,657	1,516
Preneed Cemetery Finance Charges	348	368

Total Financial Revenue	$3,951	$4,054

Total Revenue	$50,669	$52,286

Field EBITDA
Same Store Funeral Field EBITDA	$12,228	$13,020
Same Store Funeral Field EBITDA Margin	35.9%	40.2%

Acquisition Funeral Field EBITDA	810	2,491
Acquisition Funeral Field EBITDA Margin	26.3%	38.9%

Total Funeral Field EBITDA	$13,038	$15,511
Total Funeral Field EBITDA Margin	35.1%	39.9%
Total Cemetery Field EBITDA	$2,626	$2,222
Total Cemetery Field EBITDA Margin	27.5%	23.6%
Funeral Financial EBITDA	1,604	1,819
Cemetery Financial EBITDA	2,005	1,884

Total Financial EBITDA	$3,609	$3,703
Total Financial EBITDA Margin	91.3%	91.3%

Total Field EBITDA	$19,273	$21,436
Total Field EBITDA Margin	38.0%	41.0%

NON- GAAP UNAUDITED INCOME STATEMENT

Period Ended March 31, 2012

($000’s)

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2012
Overhead
Total Variable Overhead	$1,536	$2,190
Total Regional Fixed Overhead	906	783
Total Corporate Fixed Overhead	3,940	4,200

Total Overhead	$6,382	$7,173
	12.6%	13.7%

Other Income	7	—

Consolidated EBITDA	$12,898	$14,263
Consolidated EBITDA Margin	25.5%	27.3%

GAAP Diluted EPS	$0.18	$0.23

Special Items
Withdrawable Trust Income(Loss)	$1,332	$694
Gain on Repurchase of Convertible Junior Subordinated Debentures	(7)	—
Securities Transactions Expenses	138	—
Acquisition Expenses	88	377
Severance Costs	117	483
Non-recurring Legal Fees	—	135

Total of Special Items	$1,668	$1,689

Adjusted Consolidated EBITDA	$14,566	$15,952
Adjusted Consolidated EBITDA Margin	28.7%	30.5%

Property Depreciation & Amortization	$2,397	$2,428
Non Cash Stock Compensation	447	402
Interest Expense	4,554	4,572
Interest Income	(22)	(17)

Pretax Income	$7,190	$8,567

Income tax	2,912	3,323

Adjusted Net Income	$4,278	$5,244

	8.4%	10.0%

Adjusted Diluted EPS	$0.23	$0.29

OVERHEAD

Total Overhead increased $0.8 million to $7.2 million in the first quarter of 2012 from $6.4 million in the first quarter of 2011, due primarily to the $0.7 million increase in Total Variable Overhead. Total Variable Overhead increased by $0.5 million due to additional severance costs and legal expense related to the management reorganization initiated during the fourth quarter of 2011 and by $0.3 million due to increased acquisition expenses. Excluding the effect of the Variable Overhead items which are added back in the Special Items section of the Non-GAAP Unaudited Income Statement, Total Overhead for the current quarter increased by $0.1 million or 2.3% compared to the first quarter of 2011 and as a percentage of revenue would be 11.8% compared to 11.9% in the prior year quarter.

TRUST FUND PERFORMANCE

During the first quarter of 2012, Carriage continued to realize the benefit of the major asset reallocation of the discretionary trust portfolio that was completed during the second half of 2011. Carriage’s discretionary trust fund portfolio had a total return of 9.4% in the first quarter compared to 12.6% for the S&P 500, 5.3% for the Barclay’s High Yield Bond Index, and 6.4% for our 50/50 index benchmark. We believe that the current structure of our portfolio is unique in the industry and will provide substantial but less volatile returns in the future because of the large amount of recurring current income that should increase over time. This growing, recurring current income from the fixed income portfolio will continue to be recognized on preneed funeral and cemetery contracts upon maturity and in our cemetery perpetual care trusts on a monthly basis. Carriage continued to actively manage the equity portion of the trust fund portfolio in the first quarter by decreasing the allocation to large-cap cyclical companies and increasing the allocation to large-cap growth companies.

Shown below are consolidated performance metrics for the combined trust fund portfolios (preneed funeral, cemetery merchandise and services, and cemetery perpetual care) at key dates.

Investment Performance
	Investment Performance(1)		Index Performance
Timeframe	Discretionary	Total Trust	DJIA	S&P 500	50/50 index Benchmark
5 years ended 12/31/11	51.2%	49.0%	12.4%	(1.2)%	0.9%
3 years ended 12/31/11	68.7%	63.4%	51.7%	48.6%	32.0%
1 year ended 12/31/11	(3.1)%	(2.5)%	8.3%	2.1%	5.0%
3 months ended 3/31/12	9.4%	8.1%	8.8%	12.6%	6.4%

(1)	Investment performance includes realized income and unrealized appreciation (depreciation).

Asset Allocation as of March 31, 2012
	Discretionary Trust Funds			Total Trust Funds
Asset Class	MV	%		MV %
Equities	$33,377	19%	$47,871	21%
Fixed Income	138,133	80%	161,445	72%
Cash	2,106	1%	16,035	7%

Total Portfolios	$173,616	100%	$225,351	100%

ACQUISITIONS

Carriage acquired two funeral home businesses during the first quarter of 2012; the James J. Terry Funeral Home in Downingtown, Pennsylvania on February 21, 2012, and the Connor Westbury Funeral Home in Griffin, Georgia on March 13, 2012. These businesses contributed $0.3 million in revenue for the quarter, but on an annualized basis are expected to serve approximately 710 families and generate revenue of approximately $4.2 million. Carriage has acquired eight funeral home businesses during the previous twelve months.

FREE CASH FLOW

Carriage achieved a Free Cash Flow from continuing operations in the first quarter of 2012 of $2.6 million compared to Free Cash Flow from continuing operations of $2.1 million for the corresponding period in 2011. The sources and uses of cash for the first quarter of 2011 and 2012 consisted of the following (in millions):

	2011	2012
Cash flow provided by operations	$3.4	$3.5
Cash used for maintenance capital expenditures	(1.3)	(0.9)

Free Cash Flow	$2.1	$2.6
Cash at beginning of year	1.3	1.1
Acquisitions	—	(11.6)
Net (payments) borrowings under credit facility	(0.6)	13.9
Cash used for growth capital expenditures	(0.6)	(2.2)
Cash used for dividends	—	(0.4)
Repurchase of common stock	—	(2.7)
Cash provided by discontinued operations	0.2	—
Other investing and financing activities, net	(0.1)	0.2

Cash at March 31st	$2.3	$0.9

Credit Facility borrowings at March 31st	$—	$17.0

FOUR QUARTER OUTLOOK

The Four Quarter Outlook reflects management’s current opinion on the performance of the portfolio of businesses for the rolling four quarter period ending March 31, 2013, and the performance of the trusts as well as our view of the financial markets. Factors affecting our analysis include, among others, funeral contract volumes, average revenue per funeral service, cemetery interment volumes, preneed cemetery sales, capital expenditures, execution of our funeral Standards Operating Model, acquisitions and Withdrawable Trust Income. The Four Quarter Outlook includes the Terry Funeral Home acquisition that closed in February, and the Connor Westbury Funeral Home acquisition that closed in March of 2012.

ROLLING FOUR QUARTER OUTLOOK —   Period Ending March 31, 2013

(amounts in millions, except per share amounts)

Range
Revenues	$200 — $202
Consolidated EBITDA	$50 — $51
Net Income	$12 — $13
GAAP Diluted EPS	$0.67 — $0.70
Non-GAAP EPS	$0.80 — $0.83
Cash Flow from Operations	$24 — $26
Free Cash Flow	$20 — $22

Revenues, Consolidated EBITDA and Net Income for the four quarter period ending March 31, 2013 are expected to improve relative to the same period ended March 31, 2012, for the following reasons:

•	Increases in Same Store Funeral Revenue averages and Same Store Funeral Field EBITDA Margins;

•	Increases in Acquired Funeral Revenue and Acquired Funeral Field EBITDA from the 2011 and first quarter 2012 acquisitions; and

•	Increases in Financial Revenue from all three categories of trust funds.

The Outlook also includes the Company’s new policy of withdrawing realized gains and income in excess of regulatory mandated amounts on a monthly basis from certain cemetery merchandise and services trust funds, which are estimated to be in the range of $1.5 million to $2.0 million for the rolling four quarter period.

CONFERENCE CALL

Carriage Services has scheduled a conference call for tomorrow, May 2, 2012 at 10:30 a.m. eastern time. To participate in the call, please dial 800-860-2442 at least ten minutes before the conference call begins and ask for the Carriage Services conference call. A telephonic replay of the conference call will be available through May 16, 2012 and may be accessed by dialing 877-344-7529 and using pass code 10013428. An audio archive will also be available on the company’s website at www.carriageservices.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Terry Sanford at terry.sanford@carriageservices.com or 713-332-8475.

Carriage Services is a leading provider of death care services and products. Carriage operates 162 funeral homes in 26 states and 32 cemeteries in 11 states.

NON-GAAP FINANCIAL MEASURES

This press release uses Non-GAAP financial measures to present the financial performance of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. The Company’s GAAP financial statements accompany this release. Reconciliations of the Non-GAAP financial measures to GAAP measures are provided at the end of the press release.

Certain state regulations allow the withdrawal of financial income from preneed cemetery merchandise and services trust funds when realized in the trust. Under current generally accepted accounting principles, trust income is only recognized in the Company’s financial statements at a later time when the related merchandise and services sold on the preneed contract is delivered at the time of death. Carriage has provided financial income from the trusts, termed Withdrawable Trust Income (loss) and reported on a Non-GAAP proforma basis within Special Items in the accompanying Non-GAAP Unaudited Income Statement, to reflect the current cash results. Management believes that the Withdrawable Trust Income provides useful information to investors because it presents income and cash flow when earned by the trusts.

The Non-GAAP financial measures include “Free Cash Flow”, “Funeral and Cemetery Field EBITDA”, “Total Field EBITDA”, “Consolidated EBITDA”, and “Adjusted Consolidated EBITDA” are reflected in this press release. Both Free Cash Flow and Adjusted Consolidated EBITDA are used by investors to value common stock. The Company considers Free Cash Flow to be an important indicator of its ability to generate cash for acquisitions and other strategic investments. The Company has included Adjusted Consolidated EBITDA in this press release because it is widely used by investors to compare the Company’s financial performance with the performance of other death care companies. Adjusted Consolidated EBITDA does not give effect to the cash the Company must use to service its debt or pay its income taxes and thus does not reflect the funds actually available for capital expenditures. In addition, the Company’s presentation of Adjusted Consolidated EBITDA may not be comparable to similarly titled measures other companies report.

FORWARD-LOOKING STATEMENTS

Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions that the Company believes are reasonable; however, many important factors, as discussed under “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, could cause the Company’s results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. The Company assumes no obligation to update or publicly release any revisions to forward-looking statements made herein or any other forward-looking statements made by, or on behalf of, the Company. A copy of the Company’s Form 10-K, and other Carriage Services information and news releases, are available at www.carriageservices.com.

– Financial Statements and Tables to Follow –

CARRIAGE SERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands)

	December 31,	March 31,
ASSETS	2011	2012
Current assets:
Cash and cash equivalents	$1,137	$869
Accounts receivable, net of allowance for bad debts	16,497	16,850
Assets held for sale	1,229	—
Inventories and other current assets	13,439	14,535

Total current assets	32,302	32,254

Preneed cemetery and funeral trust investments	141,494	152,425
Preneed receivables, net of allowance for bad debts	22,614	22,894
Receivables from preneed funeral trusts	22,487	22,440
Property, plant and equipment, net of accumulated depreciation	136,467	142,254
Cemetery property	71,515	71,610
Goodwill	193,962	200,300
Deferred charges and other non-current assets	10,451	7,138
Cemetery perpetual care trust investments	41,485	45,193

Total assets	$672,777	$696,508

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and obligations under capital leases	$628	$658
Accounts payable and accrued liabilities	31,735	26,499
Liabilities associated with assets held for sale	1,868	—

Total current liabilities	34,231	27,157
Senior long-term debt, net of current portion	131,900	131,935
Line of credit	3,100	17,000
Convertible junior subordinated debenture due in 2029 to an affiliated trust	89,770	89,770
Obligations under capital leases, net of current portion	4,155	4,119
Deferred preneed cemetery and funeral revenue	99,770	97,339
Deferred preneed cemetery and funeral receipts held in trust	141,494	152,425
Care trusts’ corpus	41,379	45,073

Total liabilities	545,799	564,818

Commitments and contingencies
Redeemable Preferred Stock	200	200

Stockholders’ equity
Common Stock	217	219
Additional paid-in capital	202,769	204,418
Accumulated deficit	(63,987)	(56,660)
Deferred compensation	(1,485)	(3,020)
Treasury stock	(10,736)	(13,467)

Total stockholders’ equity	126,778	131,490

Total liabilities and stockholders’ equity	$672,777	$696,508

CARRIAGE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share and per share data)

	For the three months ended March 31,
	2011	2012
Revenues	$50,669	$52,286
Field costs and expenses	35,621	35,358

Gross profit	15,048	16,928
General and administrative expenses	5,002	5,495

Operating income	10,046	11,433
Interest expense	(4,554)	(4,572)
Other income	29	17

Income from continuing operations before income taxes	5,521	6,878
Provision for income taxes	(2,236)	(2,668)

Net income from continuing operations	3,285	4,210
Net income from discontinued operations, net of tax	1	249

Net income	3,286	4,459
Preferred stock dividend	(4)	(4)

Net income available to common stockholders	$3,282	$4,455

Basic earnings per common share:
Continuing operations	$0.18	$0.23
Discontinued operations	0.00	0.01

Basic earnings per common share	$0.18	$0.24

Diluted earnings per common share:
Continuing operations	$0.18	$0.23
Discontinued operations	0.00	0.01

Diluted earnings per common share	$0.18	$0.24

Dividends declared per common share	$—	$0.025

Weighted average number of common and common equivalent shares outstanding:
Basic	18,230	18,265

Diluted	18,268	18,320

CARRIAGE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	For the three months ended March 31,
	2011	2012
Cash flows from operating activities:
Net income	$3,286	$4,459
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	(1)	(249)
Depreciation and amortization	2,398	2,428
Amortization of deferred financing costs	183	174
Provision for losses on accounts receivable	633	501
Stock-based compensation expense	445	269
Deferred income taxes	2,232	2,104
Other	(27)	(9)
Changes in operating assets and liabilities that provided (required) cash:
Accounts and preneed receivables	359	(1,108)
Inventories and other current assets	(24)	(28)
Deferred charges and other	(42)	(37)
Preneed funeral and cemetery trust investments	1,881	(2,299)
Accounts payable and accrued liabilities	(5,895)	(5,199)
Deferred preneed funeral and cemetery revenue	177	184
Deferred preneed funeral and cemetery receipts held in trust	(2,186)	2,333

Net cash provided by continuing operating activities	3,420	3,523
Net cash provided by discontinued operating activities	165	—

Net cash provided by operating activities	3,584	3,523
Cash flows from investing activities:
Acquisitions	—	(11,589)
Capital expenditures	(1,907)	(3,081)

Net cash used in continuing investing activities	(1,907)	(14,670)
Cash flows from financing activities:
Net borrowings under (payments on) the bank credit facility	(600)	13,900
Payments on senior long-term debt and obligations under capital leases	(173)	(171)
Proceeds from the exercise of stock options and employee stock purchase plan	105	318
Stock option benefit	—	21
Dividend on redeemable preferred stock	(4)	(4)
Dividend on common stock	—	(454)
Repurchase of convertible junior subordinated debentures	(19)	—
Purchase of treasury stock	—	(2,731)

Net cash provided by (used in) continuing financing activities	(691)	10,879

Net increase (decrease) in cash and cash equivalents	986	(268)
Cash and cash equivalents at beginning of period	1,279	1,137

Cash and cash equivalents at end of period	$2,265	$869

CARRIAGE SERVICES, INC.

Selected Financial Data

		(unaudited)
	December 31,	March 31,
Selected Balance Sheet Data:	2011	2012
Cash and short-term investments	$1,137	$869
Total Senior Debt (a)	139,783	153,712
Days sales in funeral accounts receivable	19.1	18.3
Senior Debt to total capitalization	39.2	41.0
Senior Debt to EBITDA (rolling twelve months)	3.3	3.6
Senior Debt to Adjusted Consolidated EBITDA (rolling 12 mos.)	2.8	3.0

a) - Senior debt does not include the convertible junior subordinated debentures.

Reconciliation of Non-GAAP Financial Measures:

This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures below.

Reconciliation of Net Income from continuing operations to Non-GAAP Net Income from continuing operations for the three months ended March 31, 2011 and 2012:

	Three months ended March 31,
	2011	2012
Net Income from continuing operations	$3,285	$4,210
Special items, net of tax	993	1,034

Non-GAAP Net Income from continuing operations	$4,278	$5,244

Reconciliation of Diluted EPS from continuing operations to Non-GAAP Diluted EPS from continuing operations for the three months ended March 31, 2011 and 2012:

	Three months ended March 31,
	2011	2012
Diluted EPS from continuing operations	$0.18	$0.23
Effect of special items	0.05	0.06

Non-GAAP Diluted EPS from continuing operations	$0.23	$0.29

Reconciliation of Non-GAAP Financial Measures (unaudited), Continued:

Reconciliation of Net Income from continuing operations to Adjusted Consolidated EBITDA from continuing operations for the three months ended March 31, 2011 and 2012 and the estimated rolling four quarters ended March 31, 2013 (presented at approximately the midpoint of the range identified in the release)(in 000’s):

	Three months ended March 31,
	2011	2012
Net income from continuing operations	$3,285	$4,210
Provision for income taxes	2,236	2,668

Pre-tax earnings from continuing operations	5,521	6,878
Net interest expense, including loan cost amortization	4,554	4,572
Other income	(21)	(17)
Noncash stock compensation	447	402
Depreciation & amortization	2,397	2,428
Special items	1,668	1,689

Adjusted Consolidated EBITDA from continuing operations	$14,566	$15,952

Revenue from continuing operations	$50,669	$52,286
Adjusted EBITDA Margin	28.7%	30.5%

Rolling Four Quarter Outlook
March 31, 2013 E
Net income from continuing operations	$12,500
Provision for income taxes	8,100

Pre-tax earnings from continuing operations	20,600
Net interest expense, including loan cost amortization	18,500
Depreciation & amortization, including stock compensation	11,400

Consolidated EBITDA from continuing operations	$50,500

Reconciliation of Non-GAAP Financial Measures (unaudited), Continued:

Reconciliation of Field income from continuing operations before income taxes to field EBITDA from continuing operations for the three months ended March 31, 2011 and 2012:

Funeral Home
	Three months ended March 31,
	2011	2012
Income from continuing operations before income taxes	$11,829	$14,103
Depreciation & amortization	1,400	1,454
Regional & unallocated costs	1,413	1,773
Net financial income	(1,604)	(1,819)

Funeral Home EBITDA	$13,038	$15,511

Funeral Home Revenue	$37,162	$38,828
Funeral Home EBITDA Margin	35.1%	39.9%

Cemetery
	Three months ended March 31,
	2011	2012
Income from continuing operations before income taxes	$3,220	$2,826
Depreciation & amortization	744	721
Regional & unallocated costs	667	559
Net financial income	(2,005)	(1,884)

Cemetery EBITDA	$2,626	$2,222

Cemetery Revenue	$9,556	$9,404
Cemetery EBITDA Margin	27.5%	23.6%

Reconciliation of cash provided by continuing operating activities to Free Cash Flow from continuing operations (in 000’s):

	Three months ended March 31,
	2011	2012
Cash provided by continuing operating activities	$3,420	$3,523
Less maintenance capital expenditures	(1,335)	(919)

Free Cash Flow from continuing operations	$2,085	$2,604

Reconciliation of Non-GAAP Financial Measures (unaudited), Continued:

Reconciliation of Consolidated EBITDA from continuing operations to Free Cash Flow from continuing operations for the estimated rolling four quarters ending March 31, 2013 (in 000’s):

Rolling Four Quarter Outlook
March 31, 2013 E
Consolidated EBITDA from continuing operations	$50,500
Interest paid	(17,800)
Cash Income taxes	(5,300)
Maintenance capital expenditures	(6,400)

Free Cash Flow from continuing operations	$21,000